Exhibit 2.3

AMENDMENT NO. 2 TO THE BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”), dated as of December 16, 2017, to the Business Combination Agreement, dated as of October 17, 2017 (the “BCA”), as amended by Amendment No. 1, dated as of November 21, 2017 (“Amendment No. 1”), by and among Impax Laboratories, Inc., a Delaware corporation (“Impax”), Atlas Holdings, Inc., a Delaware corporation and a wholly-owned Subsidiary of Impax (“Holdco”), K2 Merger Sub Corporation, a Delaware corporation and a wholly-owned Subsidiary of Holdco (“Merger Sub”), and Amneal Pharmaceuticals LLC, a Delaware limited liability company (“Amneal”), is made and entered into by and among Impax, Holdco, Merger Sub and Amneal. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the BCA.

RECITALS

WHEREAS, Impax, Holdco, Merger Sub and Amneal entered into the BCA on October 17, 2017 and Amendment No. 1 thereto on November 21, 2017;

WHEREAS, Section 9.12 of the BCA, as amended by Amendment No. 1, provides that the parties may amend the BCA at any time before or after receipt of the Impax Stockholder Approval;

WHEREAS, each of Impax, Holdco, Merger Sub and Amneal desires to amend certain terms of the BCA, as amended by Amendment No. 1, as set forth in this Amendment; and

WHEREAS, the respective boards of directors or other governing body of each of Impax, Holdco, Merger Sub and Amneal have approved the transactions contemplated by the BCA on the terms and subject to the conditions set forth in the BCA, as amended by Amendment No. 1 and this Amendment, and have approved and declared advisable the BCA, as amended by Amendment No. 1 and this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto hereby agree as follows:

1. Stockholders Agreement. The form of the Amended and Restated Stockholders Agreement entered into on November 21, 2017, by and among Holdco, Amneal Pharmaceuticals Holding Company, LLC, AP Class D Member, LLC, AP Class E Member, LLC, AH PPU Management, LLC (the “A&R Stockholders Agreement”), which is Exhibit I to the BCA, as amended by Amendment No. 1, is replaced in its entirety with the form of the Second Amended and Restated Stockholders Agreement by and among Holdco, Amneal Pharmaceuticals Holding Company, LLC, AP Class D Member, LLC, AP Class E Member, LLC, and AH PPU Management, LLC attached hereto as Annex A.

2. Form of Amended and Restated Holdco Bylaws. The form of the amended and restated bylaws of Holdco (the “Amended and Restated Holdco Bylaws”), which is Exhibit B to the BCA, is replaced in its entirety with the form attached hereto as Annex B.

3. Interpretation; Construction. The fourth sentence of Section 9.04 of the BCA, as amended by Amendment No. 1, is hereby amended and replaced in its entirety with the following:

“The words ‘hereof’, ‘herein’ and ‘hereunder’ and words of similar import when used in this Agreement shall, from and after the date of this Amendment, refer to this Agreement, as amended by

Amendment No. 1 and this Amendment, as a whole and not to any particular provision of this Agreement. Each reference herein to ‘the date of this Amendment’ shall refer to the date set forth above and each reference to the ‘date of this Agreement’, the ‘date hereof’, ‘concurrently with the execution and delivery of this Agreement’ and similar references shall refer to October 17, 2017.”

4. Confirmation of BCA. Other than as expressly modified pursuant to this Amendment, all of the terms, covenants and other provisions of the BCA, as amended by Amendment No. 1, are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

5. Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

6. General Provisions. The provisions of Article IX of the BCA shall apply mutatis mutandis to this Amendment, and to the BCA as modified by Amendment No. 1 and this Amendment, taken together as a single agreement, reflecting the terms therein as modified by Amendment No. 1 and this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

IMPAX LABORATORIES, INC.

By:	/s/ Paul M. Bisaro
Name:	Paul M. Bisaro
Title:	Chief Executive Officer and President

K2 MERGER SUB CORPORATION

By:	/s/ Paul M. Bisaro
Name:	Paul M. Bisaro
Title:	Chief Executive Officer and President

ATLAS HOLDINGS, INC.

By:	/s/ Paul M. Bisaro
Name:	Paul M. Bisaro
Title:	Chief Executive Officer and President

AMNEAL PHARMACEUTICALS, LLC

By:	/s/ Chintu Patel
Name: Chintu Patel
Title: Manager

By:	/s/ Chirag Patel
Name: Chirag Patel
Title: Manager

By:	/s/ Tushar Patel
Name: Tushar Patel
Title: Manager

By:	/s/ Gautam Patel
Name: Gautam Patel
Title: Manager

Annex A

A&R STOCKHOLDERS AGREEMENT

Annex B

AMENDED AND RESTATED HOLDCO BYLAWS